UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 13, 2007

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-26719 (Commission File Number)	38-3360865 (IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan (Address of principal executive offices)	49504 (Zip Code)

Registrant’s telephone number, including area code 616-406-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Mr. Timothy O. Schad to the Board of Directors
     On September 13, 2007, our Board of Directors elected a new director, Timothy O. Schad. Mr. Schad has been elected to serve as a class I director, and his initial term expires at the annual meeting of shareholders in 2010. Also, on September 13, 2007, Mr. Schad was elected by the Board of Directors of our wholly owned subsidiary, Mercantile Bank of Michigan (“our bank”), to serve as a director of our bank for a term expiring at the 2008 annual meeting of the shareholders of our bank.
     Mr. Schad is Chairman and Chief Executive Officer of Nucraft Furniture Company, which produces high-end wood office furniture for executive offices, conference rooms and board rooms. He joined Nucraft in 1980 and served as Vice President and President of Nucraft, prior to his appointment as Chairman and Chief Executive Officer in 1997.
     Our Board of Directors has appointed Mr. Schad to serve on the Audit Committee of our Board of Directors. The election of Mr. Schad was not pursuant to any arrangement or understanding between Mr. Schad and any third party.
     As of the date of this report, neither Mr. Schad nor any member of his immediate family is a party, either directly or indirectly, to any transaction that we are aware of, that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.
     Mr. Schad will be compensated for his service on our Board of Directors and the Board of Directors of our bank, and any of their committees on which he serves, in accordance with our and our bank’s compensation arrangements for non-employee directors. Compensation arrangements for non-employee directors currently consist of an annual retainer of $12,000, and a fee of $700 for each meeting of the Board of Directors of our bank that they attend. In addition, non-employee directors are paid a meeting fee of $400 to $700 for each meeting of committees of the Board of Directors of our bank that they attend. Non-employee directors are also paid fees of the same amount for meetings of our Board of Directors and its committees, when for Board meetings there is not also a meeting of the Board of Directors of our bank on the same day, and for committee meetings when there is not also a meeting of a committee of the Board of Directors of our bank having the same name or function on the same day. For meetings that are held by telephone or other remote communications equipment, the meeting fees are half the amount described above. Annual retainer fees of between $4,000 and $6,000 are also paid to the Chairmen of three of the committees of our Board of Directors.

     Directors are eligible to receive stock-based awards under our Stock Incentive Plan of 2006, and to participate in our bank’s non-qualified deferred compensation plan for directors. Directors who participate in the deferred compensation plan may elect to defer up to 100% of their annual retainer and meeting fees until after their term of office as a director ends. Under the plan, the amount of any director’s fees that are deferred are credited with interest quarterly.

Item 7.01	Regulation FD Disclosure.
     Our press release announcing the election of Timothy O. Schad to our Board of Directors is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation announcing election of Timothy O. Schad to the Board of Directors

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCANTILE BANK CORPORATION
By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief Financial Officer and Treasurer

Date: September 13, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press release of Mercantile Bank Corporation announcing election of Timothy O. Schad to the Board of Directors

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